UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2010

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation Arrangements with Named Executive Officers

On February 1, 2010, the Compensation Committee of the Board of Directors of Silicon Graphics International Corp. (SGI) determined to reverse the salary reduction that took place in May 2009 for SGI’s currently serving employees and executive officers whose salaries were so reduced, including SGI’s named executive officers, effective immediately. As a result, each affected employee’s and executive officer’s salary will be restored to the amount in effect immediately prior to the reduction. Following this reversal, the salary of SGI’s named executive officers will be as follows:

Name of Officer	Title	Salary Effective February 1, 2010
Mark J Barrenechea	Chief Executive Officer	$350,000
Jim Wheat	Chief Financial Officer	$270,000
Giovanni Coglitore	Senior Vice President, SGI Labs	$250,000
Maurice Leibenstern	Senior Vice President, General Counsel and Corporate Secretary	$270,000

On February 1, 2010, the Compensation Committee of the Board of Directors SGI also determined the second quarter 2010 cash bonuses pursuant to the 2010 corporate bonus plan for the named executive officers in the amounts as set forth in the table below.

Name of Officer	Title	Bonus Awarded Second Quarter 2010
Mark J Barrenechea	Chief Executive Officer	$87,500
Jim Wheat	Chief Financial Officer	$27,000
Giovanni Coglitore	Senior Vice President, SGI Labs	$25,000
Maurice Leibenstern	Senior Vice President, General Counsel and Corporate Secretary	$26,250

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: February 4, 2010	By:	/S/ MAURICE LEIBENSTERN
Maurice Leibenstern
Senior Vice President, General Counsel and Corporate Secretary